EXHIBIT 10.8

Letter of Authorization

Authorizing party: Anhui Zhenghao Asset Management Co., Ltd.

Business license number: 91340800322739588U

Address: No.1, Beisan Lane, Shifu Road, Daguan District, Anqing City, Anhui Province, China

Authorized party: Anhui Yunguhui Network Technology Limited

Business license number: 91340800MA2NUMD160

Address: No.8 Huangguan Road, High-tech Zone, Anqing City, Anhui Province, China

Anhui Zhenghao Asset Management Co., Ltd. hereby transfers its property right of “Yunguhui” brand registered trademark to Anhui Yunguhui Network Technology Limited. As the completion for formalities of transfer are time-consuming, Anhui Yunguhui Network Technology Limited is hereby authorized to use “Yunguhui” brand registered trademark and logo pending completion of all formalities of transfer.

Authorizing party:	Authorized party:

Seal: Anhui Zhenghao Asset Management Co., Ltd.	Seal: Anhui Zhenghao Asset Management Co., Ltd.

August 31, 2018	August 31, 2018